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Exhibit 23.2

CONSENT OF UHY LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation in this Registration Statement on Form S-4 of Global Geophysical Services, Inc. and Subsidiaries, of our report dated February 16, 2010, except for changes to Notes 17 and 18 as to which the date is September 10, 2010, with respect to the consolidated financial statements of Global Geophysical Services, Inc. and Subsidiaries as of December 31, 2008 and 2009 and for each of the years in the three-year period ended December 31, 2009.

        We also consent to the reference to our firm under the caption "Experts" in such registration statement.

Houston, Texas
September 10, 2010

UHY LLP is an Independent Member of UHY International Limited

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  Exhibit 23.2
CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM